UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2005

Hibbett Sporting Goods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

451 Industrial Lane
Birmingham, Alabama 35211
(Address of Principal Executive Offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

        On March 9, 2005, the Board of Directors (the “Board”) of Hibbett Sporting Goods, Inc., (the Company”) approved the annual base salaries (effective January 30, 2005) of the Company’s executive officers for fiscal 2006. The following table sets forth the annual base salary levels of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated April 29, 2004) for fiscal 2006 and fiscal 2005:

		Base Salary
Name	Position	Fiscal 2006	Fiscal 2005
Michael J. Newsome	President, Chief Executive Officer and Chairman of the Board	$396,000	$360,000
Cathy E. Pryor	Vice President of Operations	215,000	193,000
Jeffry O. Rosenthal	Vice President of Merchandising	220,000	193,000
Gary A. Smith	Vice President and Chief Financial Officer	225,000	190,000

        Also, on March 9, 2005, the Board authorized the payment of annual incentive (i.e., bonus) awards to each of the Company’s Named Executive Officers in respect of the year ended January 29, 2005 (fiscal 2005). Consistent with past practice, the payment of the awards is made upon the Company achieving defined net income goals and the Named Executive Officer achieving certain personal goals. At the same time, the Board established the target bonuses and performance goals for fiscal year 2006 annual incentive awards. These target bonuses are also based on the Company’s performance during fiscal year 2006 as well as individual goals. The following table sets forth cash payments to the Named Executive Officers in respect of their annual incentive awards for fiscal 2005 and the incentive bonus target amounts for fiscal 2006:

		Annual Incentive Award
Name	Position	Fiscal 2006	Fiscal 2005
Michael J. Newsome	President, Chief Executive Officer and Chairman of the Board	$257,400	$206,576
Cathy E. Pryor	Vice President of Operations	133,750	144,224
Jeffry O. Rosenthal	Vice President of Merchandising	143,000	119,524
Gary A. Smith	Vice President and Chief Financial Officer	146,250	124,754

        The Company intends to provide additional information regarding the compensation awarded to the Named Executive Officers in respect of and during the year ended January 29, 2005, in the proxy statement for the Company’s 2005 annual meeting of stockholders.

        Also on March 9, 2005, the Company entered into a Retention Agreement (“Agreement”) with Michael J. Newsome, the Company’s Chairman, President and Chief Executive Officer. The purpose of the Agreement is to secure the continued employment of Mr. Newsome as an advisor to the Company following his future retirement from the duties of President and Chief Executive Officer. Such retirement is not currently planned but could possibly occur within several years. The full text of the Agreement is attached hereto as Exhibit 99.1, which is incorporated in its entirety into this Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC. By /s/ Gary A. Smith Gary A. Smith Vice President and Chief Financial Officer

March 15, 2005

EXHIBIT 99.1

RETENTION AGREEMENT

        This RETENTION AGREEMENT (“Agreement”) made as of this 9th day of March, 2005, by and between HIBBETT SPORTING GOODS, INC., a Delaware corporation (“Company”), and Michael J. Newsome, (“Executive”).

        WHEREAS, Executive currently serves as the Company’s President and Chief Executive Officer; and

        WHEREAS, Executive anticipates stepping down from such position on an unspecified date within the next several years (“Trigger Date”) but has knowledge and skills which are highly valuable to the Company; and

        WHEREAS, the Company desires to retain the services of Executive, and Executive desires to be employed by the Company, for a period following the Trigger Date.

        NOW, THEREFORE, in consideration of the premises, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Engagement. Subject to Section 9 below, after the Trigger Date the Company hereby agrees to employ Executive to serve as a part-time advisor on various business matters of importance to the Company, as determined by the Company’s Board of Directors from time to time. Executive hereby accepts such employment on the terms and conditions contained herein. Executive shall advise the Company with respect to strategic and operational issues and perform such other services as are reasonably requested by the Board of Directors. The Executive’s annual commitment of his time to be required by this Agreement shall be as the parties hereto mutually agree, from time to time.

2.	Term. The Initial Term shall begin on the Trigger Date, and end three years from said date on the date of the Company’s fiscal year end. Thereafter, this Agreement shall automatically renew from year to year unless sooner terminated as provided in Section 3 below.

3.	Termination. Subject to Section 4(c), the Company may terminate this Agreement at any time, with Cause, upon providing thirty (30) days prior written notice to the other party. “Cause” shall mean: (i) committing illegal or wrongful acts involving serious moral turpitude which in the reasonable opinion of the Board of Directors is detrimental to the Company, (ii) violation of the confidentiality clause set forth in Section 8 of this Agreement, (iii) willfully engaging in conduct which is demonstrably and naturally injurious to the Company, or (iv) Executive’s willful and continued failure to perform Executive’s obligations in accordance with the terms of this Agreement after full notice and reasonable opportunity for cure. Upon termination for Cause, Executive shall have no entitlement to any compensation or benefits to which Executive would otherwise be entitled shall automatically be terminated except to the extent required by law.

4.	Compensation and Benefits.

a.	The Company shall pay Executive a salary to be mutually agreed by the parties. Such salary shall be paid in such installments as the parties mutually agree, subject to Section 14 below. Upon written request by Executive made at least thirty (30) days prior to any renewal of this Agreement, the Company will review Executive’s compensation and, in its reasonable discretion, shall determine whether or not to increase such compensation. The Company may also, in its sole discretion, award Executive additional compensation (in the nature of a bonus) for services performed.

b.	In addition, Executive shall be eligible to participate in any benefit plans made available by the Company to its senior executives; subject, however, to the terms of such plans governing eligibility, participation and other matters.

c.	If this Agreement is terminated by the Company in connection with any Change of Control (as defined in Section 6 below), then the Company’s obligations described under this Agreement shall continue for one year.

5.	Successors in Interest. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The rights, interests, and obligations of Executive under this Agreement are unassignable.

6.	Certain Definitions. The term “Change of Control” shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, (c) a successful tender offer for the Common Stock of the Company, after which the tendering party holds more than 30% of the issued and outstanding Common Stock of the Company, or (d) a merger, consolidation, share exchange or other transaction to which the Company is a party pursuant to which the holders of all of the shares of the Company outstanding prior to which transaction do not hold, directly or indirectly, at least 70% of the outstanding shares of the surviving company after the transaction.

7.	Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama. This Agreement, which supersedes all prior understandings of the parties, constitutes the entire understanding between the parties. No amendment, modification or supplement hereto shall be of any force or effect unless it is in writing, signed by all the parties hereto.

8.	Confidentiality. The following terms of this Section 8 shall survive the termination or cessation of this Agreement whether such termination or cessation is with or without Cause. Executive agrees not to disclose to any third party, use or permit others to use any confidential information of the Company including without limitation financial information, sources of supply and material, business systems, operational methods and all memoranda, notes, records, papers or other documents and all copies thereof relating to the Company’s operations or business or relating to the Company’s operations or business, collectively (“Confidential Information”) whether or not prepared or developed by Executive. Executive shall not (except for Company use): (i) copy or duplicate any Confidential Information, (ii) remove any Confidential Information from the Company’s facilities, or (iii) use any Confidential Information except for the Company’s benefit, either during Executive’s employment or thereafter. Executive agrees that Executive will deliver all Confidential Information Executive possesses to the Company on termination of employment, or at any other time upon request by the Company, together with a written certification of compliance.

9.	Nature of Employment. The Company and the Executive agree that prior to the Trigger Date the Executive is employed “at will,” and nothing in this Agreement is intended to create an obligation by the Employer to continue its employment relationship with the Executive.

10.	Invalid Provisions. The invalidity or unenforceability of a particular provision of this Agreement shall not effect the enforceability of any other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

11.	No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12.	Severability. If a Court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or unenforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

13.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one in the same agreement.

14.	Withholding of Taxes and Other Employee Deductions. The Company may withhold from any benefits and payments made pursuant to this agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and any and all other normal employee deductions made with respect to the Company’s senior management employees generally.

WITNESS the following signatures and seals, effective as of the day and year first above written.

/s/ Michael J. Newsome Michael J. Newsome HIBBETT SPORTING GOODS, INC. By ____________________________________ Name:________________________________ Title:_________________________________

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